                                                                EXHIBIT 8(d)



                         INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Post-Effective Amendment No. 8 to Registration Statement No. 33-55678 of Merrill Lynch Variable Life Separate Account on Form S-6 of our reports on (i) Merrill Lynch Life Insurance Company dated February 24, 1997, and (ii) Merrill Lynch Variable Life Separate Account dated January 31, 1997, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.


                                          /s/  DELOITTE & TOUCHE LLP

New York, New York

April 28, 1997